Exhibit 99.1

CMS Energy Announces Third Quarter Results,
Reaffirms 2026 and 2027 Adjusted EPS Guidance

JACKSON, Mich., Oct. 27, 2026 – CMS Energy announced today reported earnings per share of $0.39 for the third quarter of 2026, compared to $0.92 per share for 2025. The company’s adjusted earnings per share for the third quarter were $1.44, compared to $0.93 per share for 2025. Both the quarter and year-to-date GAAP results reflect asset impairment and restructuring activities associated with NorthStar Clean Energy. For the first nine months of the year, the company reported $1.86 per share, compared to $2.59 per share for the same timeframe in 2025. On an adjusted earnings per share basis year to date, the company reported $2.95 per share in 2026, compared to $2.66 per share in 2025.

2026 Financial Results**
Financial Results	Q3	YTD
Reported Total EPS (GAAP)	$0.39	$1.86
Asset impairment and restructuring activities	1.08	1.09
Other	(0.03)	(0.00)
Adjusted EPS (non-GAAP)	$1.44	$2.95

“I’m pleased with the progress in the restructuring of NorthStar Clean Energy,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “This restructuring further strengthens our utility-focused business model, enhances earnings quality, provides greater financial flexibility, and positions us to make the long-term utility investments needed to serve our customers and grow our communities.”

CMS Energy reaffirmed its 2026 adjusted earnings guidance of $3.83 to $3.90 per share*, (*See below for important information about non-GAAP measures) 2027 adjusted earnings guidance of $4.08 to $4.17, and long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2026 third quarter results and provide a business and financial outlook on Tuesday, October 27 at 10:00 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

**Per-share impacts are calculated independently for each reporting period in accordance with ASC 260 and may not be additive due to differences in weighted-average shares outstanding between periods.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/768-3114

CMS ENERGY CORPORATION
Consolidated Statements of Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26	9/30/25
Operating revenue	$2,183	$2,021	$6,742	$6,306

Operating expenses	2,136	1,540	5,941	5,014

Operating Income	47	481	801	1,292

Other income	54	62	204	249

Interest charges	214	203	627	588

Income (Loss) Before Income Taxes	(113)	340	378	953

Income tax expense (benefit)	(22)	68	96	193

Net Income (Loss)	(91)	272	282	760

Loss attributable to noncontrolling interests, including impairment $(102), $—, $(102), and $—	(214)	(5)	(301)	(22)

Net Income Attributable to CMS Energy	123	277	583	782

Preferred stock dividends	2	2	7	7

Net Income Available to Common Stockholders	$121	$275	$576	$775

Diluted Earnings Per Average Common Share	$0.39	$0.92	$1.86	$2.59

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/26	12/31/25
Assets
Current assets
Cash and cash equivalents	$451	$509
Restricted cash and cash equivalents	102	106
Assets held for sale	43	-
Other current assets	2,610	2,857
Total current assets	3,206	3,472
Non-current assets
Plant, property, and equipment	31,940	30,680
Assets held for sale	783	-
Other non-current assets	5,754	5,789
Total Assets	$41,683	$39,941

Liabilities and Equity
Current liabilities (1)
Liabilities held for sale	$14	$-
Other current liabilities	2,116	2,592
Total current liabilities	2,130	2,592
Non-current liabilities (1)
Liabilities held for sale	87	-
Other non-current liabilities	8,964	8,740
Total non-current liabilities	9,051	8,740
Capitalization
Debt and finance leases (excluding securitization debt) (2)	19,728	18,313
Preferred stock and securities	224	224
Noncontrolling interests	569	567
Common stockholders' equity	9,502	8,920
Total capitalization (excluding securitization debt)	30,023	28,024
Securitization debt (2)	479	585
Total Liabilities and Equity	$41,683	$39,941

(1) Excludes debt and finance leases.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION
Summarized Consolidated Statements of Cash Flows
(Unaudited)

	In Millions
	Nine Months Ended
	9/30/26	9/30/25
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$615	$178

Net cash provided by operating activities	1,798	1,757
Net cash used in investing activities	(3,111)	(2,926)
Cash flows from operating and investing activities	(1,313)	(1,169)
Net cash provided by financing activities	1,277	1,423

Total Cash Flows	$(36)	$254

End of Period Cash and Cash Equivalents, Including Restricted Amounts (3)	$579	$432

(3) Includes cash and cash equivalents classified as current assets held for sale.

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/26	9/30/25	9/30/26		9/30/25
Net Income Available to Common Stockholders	$121	$275	$576		$775
Reconciling items:
Other exclusions from adjusted earnings (1)	(13)	6	*		14
Tax impact	4	(2)	(*	)	(4)
Asset impairment and restructuring activities	456	-	456		-
Tax impact	(117)	-	(117)		-
State tax policy change	-	-	-		12
Adjusted net income – non-GAAP	$451	$279	$915		$797

Average Common Shares Outstanding - Diluted	313.2	300.4	310.4		299.4

Diluted Earnings Per Average Common Share
Reported net income per share	$0.39	$0.92	$1.86		$2.59
Reconciling items:
Other exclusions from adjusted earnings (1)	(0.04)	0.02	*		0.04
Tax impact	0.01	(0.01)	(*	)	(0.01)
Asset impairment and restructuring activities	1.45	-	1.47		-
Tax impact	(0.37)	-	(0.38)		-
State tax policy change	-	-	-		0.04
Adjusted net income per share – non-GAAP	$1.44	$0.93	$2.95		$2.66

*	Less than $0.5 million or $0.01 per share.
**	Per-share impacts are calculated independently for each reporting period in accordance with ASC 260 and may not be additive due to differences in weighted-average shares outstanding between periods.
(1)	Includes major enterprise resource planning software implementations and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the Company uses adjusted earnings to measure and assess performance. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.